Exhibit 99.1

BioLife Solutions Announces COO to Retire and Join Board of Directors

Roderick de Greef retirement planned for January 2023 with appointment to BioLife Board of Directors

Geraint Phillips to assume responsibilities in January 2023 as newly promoted Senior Vice President, Global Operations

BOTHELL, Wash., October 3, 2022 —BioLife Solutions, Inc. (NASDAQ: BLFS), a leading supplier of class-defining bioproduction tools and services for the cell and gene therapy ("CGT") and broader biopharma markets, today announced changes to its Board of Directors and executive management team, all to be effective as of January 3, 2023.

Roderick de Greef, BioLife President and Chief Operating Officer, will retire from management and will re-join the Board of Directors, increasing the number of Directors to seven. de Greef has served BioLife for 22 years as a board member then and as an executive officer since 2016. de Greef served as Chief Financial Officer from 2016 to 2021 and postponed his previously announced retirement of December 2021 to assume the role of COO, with a focus on completing key operational improvement initiatives related to the Company’s acquisition of Global Cooling, Inc. (Stirling UltraCold).

de Greef commented, “Our entire operations team worked tirelessly alongside their colleagues in engineering and quality to improve the performance of our ULT freezer product line. I’m pleased to report the product line is now stable, with orders shipping from current inventory and record-high overall product quality. Our supply chain team continues to successfully source critical components in this challenging global industrial climate and our global field service team is on track to complete the field upgrade of our pre-2022 installed base of ULT freezers.”

de Greef commented further, “It is with full confidence now that I re-announce my retirement and our plan to hand my global operations responsibilities to Geraint Phillips, current Vice President of Freezer Operations in January 2023. Having worked closely with Geraint over the last year, I have complete faith in his ability to assume a broader role within BioLife by utilizing his decades long operations management experience.”

Mike Rice, Chairman and CEO, remarked, “Our entire team and Board are extremely grateful to Rod for his contributions to the success of BioLife over the past two decades.  He was instrumental in building and financing the business in our early years, and as a seasoned operator he later contributed greatly as we scaled up the business through organic growth and strategic acquisitions. We particularly appreciate his delayed retirement to pilot us through a challenging integration process. While we celebrate his well-deserved retirement, we are grateful that Rod will remain with BioLife as a Director, bringing his extensive knowledge of the Company and our industry to support us in our next leg of growth.”

“I share Rod’s confidence in Geraint and am comforted to know that our global operations will be in the hands of such a highly competent professional,” he added.

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Phillips joined BioLife as Vice President, ULT Freezer Product Line upon the closing of the acquisition of Global Cooling, where he held the position of Chief Operating Officer. Since joining BioLife, Phillips was promoted to Vice President of Freezer Operations with responsibility for overseeing the Company’s liquid nitrogen storage freezer product lines. His career spans more than 20 years of operational executive leadership positions that include Brooks Automation (now Azenta Life Sciences) and PerkinElmer, where he held global responsibilities for a number of divisions. Phillips has a Bachelor of Science in Physics from Cardiff University and an MBA from the University of South Wales.

About BioLife Solutions

BioLife Solutions is a leading supplier of class-defining bioproduction tools and services for the cell and gene therapy and broader biopharma markets. Our tools portfolio includes our proprietary CryoStor® and HypoThermosol® biopreservation media for shipping and storage, the ThawSTAR® family of automated, water-free thawing products, evo® cold chain management system,  high capacity cryogenic storage freezers, Stirling Ultracold mechanical freezers, SciSafe biologic storage services, and Sexton Biotechnologies cell processing tools. For more information, please visit www.biolifesolutions.com, www.scisafe.com, www.stirlingultracold.com, or www.sextonbio.com and follow BioLife on Twitter.

Contact Information:

At the Company

Troy Wichterman

Chief Financial Officer

(425) 402-1400

twichterman@biolifesolutions.com

Investors

LHA Investor Relations

Jody Cain

(310) 691-7100

jcain@lhai.com

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